Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S‑8 (File Nos. 333‑237217, 333‑226053 and 333‑218712) and Form S‑3 (File No. 333‑226052) of ShotSpotter, Inc. of our report dated March 29, 2021, relating to the consolidated financial statements, which appears in this annual report on Form 10‑K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)

Minneapolis, Minnesota

March 29, 2021